QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion in this Annual Report (Form 10-K) of The Nasdaq Stock Market, Inc. (the "Company") of our report dated March 10, 2003, included in the 2002 Annual Report to Shareholders of The Nasdaq Stock Market, Inc.

        We also consent to the incorporation by reference in the Registration Statements and Post Effective Amendments of the Company on Form S-8 Nos. 333-70992, 333-72852, and 333-76064 and in the related Reoffer Prospectuses of our report dated March 10, 2003 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                      Ernst & Young LLP

New York, New York
March 27, 2003

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS